AZZ Inc. Reports Third Quarter Fiscal Year 2021 Results; Generates EPS of $0.76; Sequential Improvement in Operating Performance; Comprehensive Strategic Review Underway

January 11, 2021 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services today announced financial results for the third quarter of fiscal year 2021, ended November 30, 2020.

Third Quarter Overview and Recent Highlights:
•Earnings per share of $0.76 and net income of $19.7 million; which includes net charges of $1.6 million, or $0.06 cents per share, primarily related to the loss on the divestiture of Southern Mechanical Services (SMS).
•Sales of $226.6 million, increased sequentially by 11.4% from the second quarter
◦Metal Coatings segment results versus same quarter, prior year:
▪Sales of $115.6 million, down 10.5%, with galvanizing sales down 8.8%
▪Operating income of $28.7 million, up 5.2%
▪Operating margin of 24.8%, versus 21.1%, or 370 bps improvement
◦Infrastructure Solutions segment results versus same quarter, prior year:
▪Sales of $111.0 million up 28.6% sequentially; down 31.5%
▪Operating income of $8.7 million, down 49.9%
▪Operating margin of 7.9% versus 10.8%
•Acquisition of Acme Galvanizing to continue strategic emphasis on Metal Coatings
•Repurchased over 652,000 shares during the quarter.
•Board authorized a new $100 million share repurchase program.

Management Discussion

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “During the third quarter, the COVID-19 pandemic continued to significantly impact our operations and financial results. Despite the challenging global macroeconomic environment, we achieved sequential operating performance improvement as our businesses steadily adapted to operating in the current environment. We were able to maintain solid profitability with sales of $226.6 million and net income of $19.7 million, or $0.76 per diluted share, and return capital to our shareholders by purchasing more than 652,000 AZZ common shares in the open market during the third quarter.

I am pleased that our Metal Coatings segment continues to deliver solid operating results with sales of $115.6 million, and operating margins of 24.8%, an improvement of 370 basis points over the same quarter the prior year. Within our Infrastructure Solutions segment, we experienced mixed results. End-market demand for medium voltage switchgear continues to exceed prior year results, while electrical enclosure orders were consistent with the third quarter of last year. However, the ongoing impact of pandemic-related travel restrictions, coupled with the effects of weak oil demand, has resulted in significantly lower refining turnaround projects as customers continued to delay or defer maintenance. We are cautiously optimistic for improvement in the refining market, and are positioning our welding solutions operations for a solid fiscal year 2022. We are already seeing signs of improvement including earlier and increased quoting activity for the 2021 spring turnaround season.

As we previously communicated during the quarter, due to shifting industry and customer dynamics, and the protracted impact from the COVID-19 pandemic, we are taking the necessary steps to strategically restructure our portfolio of businesses to become a focused metal coatings business. As part of this process, we previously announced several actions including the divestiture of SMS, for which we recorded a loss on the sale of subsidiary of $1.9 million, the recent acquisition of Acme Galvanizing as part of our strategy to continue to grow Metal Coatings, and a comprehensive Board-led review of our businesses with the assistance of leading independent financial, legal and tax advisors. Our review of the Infrastructure Solutions businesses and associated assets, and the exploration of additional capital allocation opportunities to maximize shareholder value, is ongoing and I am pleased with the progress the team has made during the quarter.

I am extremely proud of AZZ's resiliency and execution as we continue to navigate the pandemic and again I want to express my sincere gratitude to all our employees for their hard work and dedication during this unprecedented time. We expect to emerge from this year a much stronger company, well-positioned to excel in the post-COVID era.”

Third Quarter Results

Sales for the third quarter of fiscal year 2021 were $226.6 million, compared to $291.1 million for the comparable period last year, a decrease of 22.2%. Net income for the quarter was $19.7 million, or $0.76 per share on a diluted basis, down $2.3 million from the prior year, same quarter. Incoming orders for the three-month period declined to $194.4 million, as compared to $263.7 million for the same quarter last year. The book-to-sales ratio declined slightly to 0.86, compared to 0.91 in last year’s comparable period. Backlog at the end of the quarter was $174.4 million, a decrease of 36.5% as compared to backlog at the end of the same quarter in the prior year, due to lower orders in China as the Company previously stated its plan to decrease sales efforts in this region, along with the effects on the business from the pandemic.

Metal Coatings Segment

For the third quarter of fiscal year 2021, Metal Coatings segment sales decreased 10.5% to $115.6 million and operating income increased $1.4 million, or 5.2% to $28.7 million versus the comparable prior year quarter. Operating margins improved to 24.8% of sales, which was 370 basis points higher than the comparable prior year quarterly operating margin. On a year-to-date basis, adjusted operating income of $80.4 million was $4.9 million, or 5.8% lower than the comparable prior year-to-date period.

Infrastructure Solutions Segment (formerly the Energy Segment)

For the third quarter of fiscal year 2021, Infrastructure Solutions segment sales decreased to $111.0 million, or 31.5% as compared to $161.9 million in the same quarter of the prior year. Infrastructure Solutions operating income of $8.7 million was 49.9% lower than the comparable prior year quarter. Operating margin decreased to 7.9% compared to prior year quarter operating margin of 10.8%. On a year-to-date basis, adjusted operating income of $12.6 million was $21.6 million, or 63.2%, lower than the comparable prior year-to-date period. Adjusted year-to-date operating margin was 4.3% compared to 7.8% in the prior year. The decrease in net sales and operating income was primarily attributable to several COVID-related factors, including travel restrictions within certain key geographical areas served by our Infrastructure Solutions teams, significant reductions in turnaround activity in both the U.S. and international markets, and a reduction of orders for some of our electrical products.

The following chart provides an overview of operating income for both our Metal Coatings and Infrastructure Solutions segments, as adjusted for the impairment charges recorded during the quarter:

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2020	2019	2020	2019
Metal Coatings Segment
Net Sales	$115,616	$129,196	$351,643	$376,193
Segment operating income:
Metal Coatings, as reported	28,671	27,258	69,355	85,323
Impact of restructuring and impairment	(281)	—	11,043	—
Metal Coatings, as adjusted	$28,390	$27,258	$80,398	$85,323
Adjusted operating income as a % of revenue	24.6%	21.1%	22.9%	22.7%

Infrastructure Solutions Segment
Net Sales	$111,007	$161,943	$291,644	$440,259
Segment operating income:
Infrastructure Solutions, as reported	8,722	17,421	3,364	34,231
Impact of restructuring and impairment	1,857	—	9,226	—
Infrastructure Solutions, as adjusted	$10,579	$17,421	$12,590	$34,231
Adjusted operating income as a % of revenue	9.5%	10.8%	4.3%	7.8%

Fiscal Year 2021 Guidance

Mr. Ferguson added, “Given the ongoing disruption from COVID-19 we will continue to suspend our guidance for fiscal 2021. Based upon the evaluation of information currently available to management, we anticipate fiscal 2021 fourth quarter financial results to exceed the fiscal 2020 fourth quarter adjusted earnings per share of $0.47 per diluted share, but we expect fourth quarter results to be below the third quarter results. We continue to experience COVID-related travel restrictions within certain geographical areas served by our Infrastructure Solutions teams, particularly in some key international markets where we have projects scheduled for completion during the fourth quarter.

The strong cash flow generated by our operations will continue to help the Company manage both debt and liquidity effectively throughout the remainder of fiscal 2021, and well beyond. We continue to be prudent with our use of cash by focusing capital expenditures on core growth initiatives and safety-related spending, reducing debt, and repurchasing shares to enhance shareholder value. We will also continue to carefully manage our workforce to ensure a safe and healthy operating environment, and adjust our capacity to match the fluidity of our customer demands.

We are focused on executing the following opportunities: fully integrate the recently announced acquisition of Acme Galvanizing to drive market share growth and operating efficiencies; build backlog in our Infrastructure Solutions segment; complete additional acquisitions and dispositions in support of our strategic initiatives and efficiently manage our liquidity to ensure we enter fiscal year 2022 in a solid position.”

Conference Call Details

AZZ Inc. will conduct a conference call to discuss financial results for the third quarter of fiscal year 2021 today, Monday, January 11, 2020, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088 (international), confirmation #10150822, or for 30 days at http://www.azz.com/investor-relations.

There will be a slide presentation accompanying today’s call. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Infrastructure Solutions (formerly Energy) is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2020	2019	2020	2019
Net sales	226,623	291,139	643,287	816,452
Cost of sales	171,948	223,808	500,311	630,328
Gross margin	54,675	67,331	142,976	186,124

Selling, general and administrative	25,228	33,903	79,867	99,515
Restructuring and impairment charges	1,576	—	20,269	—
Operating income	27,871	33,428	42,840	86,609

Interest expense	2,272	3,301	7,376	10,433
Other (income) expense, net	(724)	(743)	823	367
Income before income taxes	26,323	30,870	34,641	75,809
Income tax expense	6,620	8,835	11,187	16,932
Net income	$19,703	$22,035	$23,454	$58,877
Earnings per common share
Basic	$0.76	$0.84	$0.90	$2.25
Diluted	$0.76	$0.84	$0.90	$2.24

Diluted weighted average shares outstanding	26,051	26,263	26,177	26,246

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	November 30, 2020	February 29, 2020
Assets:
Current assets (including assets held for sale of $3,178)	$324,710	$354,562
Property, Plant and Equipment, Net	201,178	213,104
Other assets, net	483,981	506,165
Total assets	$1,009,869	$1,073,831

Liabilities and Shareholders’ Equity:
Current liabilities	$123,455	$280,613
Long-term debt due after one year, net	181,978	77,878
Other liabilities	80,358	80,974
Shareholders' equity	624,078	634,366
Total liabilities and shareholders' equity	$1,009,869	$1,073,831

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended November 30,
	2020	2019
Net cash provided by operating activities	$59,394	$72,054
Net cash used in investing activities	(14,987)	(82,834)
Net cash provided by (used in) financing activities	(64,229)	1,209
Effect of exchange rates on cash	2,330	(145)
Net increase (decrease) in cash and cash equivalents	$(17,492)	$(9,716)
Cash and cash equivalents at beginning of period	36,687	24,005
Cash and cash equivalents at end of period	$19,195	$14,289

AZZ Inc.
Non-GAAP Disclosure
Adjusted Operating Income, Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted operating income, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following tables provides a reconciliation for the three and nine months ended November 30, 2020 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended November 30, 2020	Nine Months Ended November 30, 2020
Operating income	$27,871	$42,840
Restructuring and impairment charges	1,576	20,269
Adjusted operating income	$29,447	$63,109

	Three Months Ended November 30, 2020		Nine Months Ended November 30, 2020
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share
Net income and diluted earnings per share	$19,703	$0.76	$23,454	$0.90
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	(281)	(0.01)	11,043	0.42
Infrastructure Solutions	1,857	0.07	9,226	0.35
Subtotal	1,576	0.06	20,269	0.77
Tax benefit related to restructuring and impairment charges	(367)	(0.01)	(4,717)	(0.18)
Total adjustments	1,209	0.05	15,552	0.60
Adjusted earnings and adjusted earnings per share	$20,912	$0.80	$39,006	$1.49

(1) Adjusted earnings per share amounts included in the table above may not sum due to rounding differences.

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